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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 21, 2003

                              WITNESS SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                  000-29335                  23-2518693
 (State or Other Jurisdiction       (Commission              (I.R.S. Employer
      of Incorporation)             File Number)            Identification No.)

                           300 COLONIAL CENTER PARKWAY
                                ROSWELL, GA 30076
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (770) 754-1900
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

           On February 26, 2003, Witness Systems, Inc., a Delaware corporation (the "Registrant"), announced that it had reached an agreement with Eyretel plc, a company organized under the laws of England and Wales ("Eyretel"), on the terms of a recommended cash offer for all of the shares of Eyretel. On March 21, 2003, the Registrant issued a press release announcing that it (1) owns or has received valid acceptances in respect of 127,576,067 shares of Eyretel, representing approximately 85.3% of Eyretel's fully diluted share capital and
(2) had decided to waive all of the conditions to the offer and, accordingly, declared the offer unconditional in all respects. The Registrant also announced that, should it receive a sufficient number of acceptances, it will take action under applicable law to acquire the remaining outstanding shares of Eyretel it does not own or for which it has not received valid acceptances.

           A copy of the press release issued by the Registrant on March 21, 2003 is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The Registrant also furnished to the Commission Amendment No. 1 to its Form CB on March 24, 2003 containing the exhibit filed herewith.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (c)       Exhibits

                     99.1 Press Release of Registrant, dated March 21, 2003, announcing the status of the offer for the shares of Eyretel.





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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 24, 2003
                                         WITNESS SYSTEMS, INC.



                                         By: /s/ Loren B. Wimpfheimer
                                             -----------------------------------
                                             Loren B. Wimpfheimer
                                             Senior Vice President



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                                  EXHIBIT INDEX

       Exhibit No.                Description of Document
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          99.1      Press   Release  of   Registrant,   dated  March  21,  2003,
                    announcing the status of the offer for the shares of Eyretel.